Exhibit 10.23

Power of Attorney

We, Beijing Feijie Investment Co., Ltd., a Chinese company with Business License No.: 110108010608315, and a holder of 100% of the entire registered capital in Beijing Dongdian Wuxian Technology Co., Ltd. (“Beijing Dongdian”) (“Our Shareholding”), hereby irrevocably authorize Beijing PYPO Technology Group Company Limited (“WFOE”) (to exercise the following rights relating to Our Shareholding during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of ourselves as our exclusive agent and attorney with respect to all matters concerning Our Shareholding, including without limitation to: 1) attend shareholder’s meetings of Beijing Dongdian; 2) exercise all the shareholder’s rights and shareholder’s voting rights we are entitled to under the laws of China and Articles of Association of Beijing Dongdian, including but not limited to the sale or transfer or pledge or disposition of Our Shareholding in part or in whole; and 3) designate and appoint on behalf of ourselves the legal representative (chairperson), the director, the executive director, the supervisor, the chief executive officer and other senior management members of Beijing Dongdian.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which we are required to be a party, on behalf of ourselves, and to effect the terms of the Equity Interest Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which we are a party.

All the actions associated with Our Shareholding conducted by WFOE shall be deemed as our own actions, and all the documents related to Our Shareholding executed by WFOE shall be deemed to be executed by us. We hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to us or obtaining our consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as we are a shareholder of Beijing Dongdian.

During the term of this Power of Attorney, we hereby waive all the rights associated with Our Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by ourselves.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

Beijing Feijie Investment Co., Ltd. (Official Seal)

By:	/s/ Dongping Fei
Name:	Dongping Fei
Title:	Legal Representative
August 5, 2008

Witness:	/s/ Xuemei Wang

Name:	Xuemei Wang

August 5, 2008

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